UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2006

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

5511		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Asbury Automotive Group, Inc. (the “Company”) and Kenneth B. Gilman (“Mr. Gilman”) entered into the Fourth Amendment to Employment Agreement for Kenneth B. Gilman (the “Fourth Amendment”, with the Employment Agreement between the Company and Mr. Gilman, dated December 3, 2001, and the First, Second and Third Amendments thereto, being collectively defined as the “Agreement”), effective as of September 7, 2006.  Mr. Gilman is a Director and the President and Chief Executive Officer of the Company.

A copy of the Fourth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1, and the following summary is qualified in its entirety by reference to the Agreement.  The significant provisions of the Fourth Amendment are as follows:

•                  Mr. Gilman’s term of employment is renewed for an additional year through December 31, 2007 (the “Term”), which the Company may extend, in its sole discretion, through April 30, 2008 (the “Renewal Term”).

•                  if Mr. Gilman is terminated (other than by the Company for Good Cause or by Mr. Gilman without Good Reason or due to Mr. Gilman’s death or Total Disability), he will receive severance pay from the Company equal to two years of his Base Salary, rather than one year as previously provided for in the Agreement, plus an amount equal to the total bonus, if any, actually earned by Mr. Gilman in the year preceding the year in which such termination occurred, calculated in accordance with the terms of the Agreement (the “Severance Bonus”); provided, that if the Company extends the Term through April 30, 2008 and such termination occurs at any time from and including January 1, 2008 through and including April 30, 2008, the Severance Bonus will be based on the total bonus amount, if any, actually earned by Mr. Gilman in 2006.

•                  if Mr. Gilman is terminated after June 30, 2007 for any reason (other than by the Company for Good Cause or by Mr. Gilman without Good Reason or due to Mr. Gilman’s death or Total Disability), then, in addition to the other benefits set forth in the Agreement, Mr. Gilman will receive a cash payment from the Company equal to the Target Bonus that Mr. Gilman was eligible to earn for the year of such termination (determined without regard to any discretionary ability to reduce the amount of the bonus that would otherwise be payable under the applicable formula) pro-rated for the number of days in the year up to the termination.

•                  the definition Good Reason is revised such that the mere appointment by the board of directors of a Chief Operating Officer for the Company or the election of such Chief Operating Officer to the Board of Directors shall not be Good Reason for the termination of the Agreement by Mr. Gilman.

•                  the definition of Good Reason is further revised to include the non-renewal of the Agreement by either party at the expiration of the Term (or Renewal Term, as applicable).

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement of Kenneth B. Gilman, dated as of September 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: September 7, 2006	By: /s/ J Gordon Smith
	Name:	J. Gordon Smith
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement of Kenneth B. Gilman, dated as of September 7, 2006.